Exhibit 23.1




CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan of E.W. Blanch Holdings, Inc. of our report dated January 25, 2000 with respect to the consolidated financial statements of E.W. Blanch Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
June 23, 2000